Exhibit 99.1

Live Ventures Incorporated Announces Third Quarter Fiscal 2017 Results

LAS VEGAS, Aug. 10, 2017 -- Live Ventures Incorporated (LIVE) (“Live Ventures” or the “Company”), a diversified holding company, today announced financial results from its third fiscal quarter, which ended June 30, 2017.

Highlights include:

•	Record sales of $41.37 million, up 107 percent
•	Gross profit up 233 percent to $16.9 million
•	Operating Income up 409 percent to $5.3 million
•	Year-to-date cash flow from operations of $8.8 million
•	Assets of over $125 million
•	79,000 shares repurchased since inception of Company’s share repurchase program through July 2017, reducing outstanding common shares to 2,010,413 as of June 30, 2017
•	Shareholders’ equity grew by 5.49 percent during the quarter, to $16.22 per basic common share

All percentage changes are compared to the same period in the previous year, where appropriate.

“We could not be more pleased with our performance in this third fiscal quarter, as two of our subsidiaries each achieved a record month in June. Vintage Stock achieved record high EBITDA for any month of June since its inception. In addition, Marquis Industries set an overall sales record for that month,” said Jon Isaac, CEO of Live Ventures Incorporated. “As we continue to seek out additional acquisition targets, we continue to track significant progress in terms of our financial success, which we believe translates to shareholder value.”

The Company will also be holding a conference call to discuss the filing and answer investor questions today, August 10, 2017, at 4:30PM ET. Interested investors may participate in the conference call by dialing (877) 888-4291 (US domestic) or (785) 424-1878 (international) and providing the operator with the conference ID: LIVE VENTURES. In addition, details of the filing can be found on the United States Securities and Exchange Commission (SEC) website (www.sec.gov) or by visiting the investor relations section of the company’s website at www.live-ventures.com.

About Live Ventures Incorporated
Live Ventures Incorporated is a diversified holding company with several wholly owned subsidiaries and a strategic focus on acquiring profitable companies that have demonstrated a strong history of earnings power. Live Ventures Incorporated provides, among other businesses, marketing solutions that boost customer awareness and merchant visibility on the Internet. The Company operates a deal engine, which is a service that connects merchants and consumers via an innovative platform that uses geo-location, enabling businesses to communicate real-time and instant offers to nearby consumers. In addition, it maintains, through its subsidiary, ModernEveryday, an online consumer products retailer and, through its subsidiary, Marquis Industries, a specialty, high-performance yarns manufacturer, hard-surfaces re-seller, which is a top-10 high-end residential carpet manufacturer in the United States. Marquis Industries, through its A-O Division, utilizes its state-of-the-art yarn extrusion capacity to market monofilament textured yarn products to the artificial turf industry.  Marquis is the only manufacturer in the world that can produce certain types of yarn prized by the industry. Most recently, the company acquired Vintage Stock, Inc., an award-winning entertainment  company featuring movies, classic and new video games, music, collectible comics and toys, and the ability to special order and ship product worldwide to the customer’s doorstep. Vintage Stock is America’s largest entertainment superstore chain.

Forward-Looking and Cautionary Statements
This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.In accordance with the safe harbor provisions of this Act, statements contained herein that look forward in time that include everything other than historical information, involve risks and uncertainties that may affect the Company’s actual results. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar statements. Live Ventures Incorporated may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, in its annual report to stockholders, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. There can be no assurance that such statements will prove to be accurate and there are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the Company, including, but not limited to, plans and objectives of management for future operations or products, the market acceptance or future success of our products, and our future financial performance. The Company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the Company’s Form 10-K for the fiscal year ended September 30, 2016, most recent Form 10-Q, and other filings with the U S. Securities and Exchange Commission (available at http://www.sec.gov). The Company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

Contact:

Contact:
Live Ventures Incorporated
Tim Matula, investor relations
425-836-9035
tmatula@live-ventures.com
http://www.live-ventures.com